Pierson (May 2024) May 20, 2024 VIA EMAIL Jamie Pierson Dear Jamie: This letter agreement (this “Agreement”) sets forth the terms and conditions whereby Jamie Pierson (“Consultant” or “you”) agrees to provide certain services to Forward Air, LLC, with offices located at 1915 Snapps Ferry Road, Bldg. N, Greeneville, TN 37745, a Tennessee limited liability company, and all its affiliated companies including but not limited to Omni Logistics, LLC (“Omni,” collectively, the “Company”). RECITALS WHEREAS, the Company wishes to engage the Consultant as Interim Chief Financial Officer of the Company (“Interim CFO”) on the terms and conditions set forth herein; and WHEREAS, the Consultant is willing to make his services available to the Company as Interim CFO on the terms and conditions hereinafter set forth. NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the Company and the Consultant hereby agree as follows: 1. SERVICES. 1.1 The Company hereby engages you as Interim CFO, and you hereby accept such engagement, as an independent contractor to provide certain services to the Company on the terms and conditions set forth in this Agreement. 1.2 You shall provide to the Company the services consistent with the capacity, role and function of an Interim CFO, and shall perform such other senior level services as may be reasonably requested by the Chief Executive Officer of the Company (the “CEO”) from time to time (collectively referred to herein as, the “Services”). The Consultant shall report to the CEO and shall perform faithfully, industriously, and to the best of the Consultant’s ability, experience, and talents, all of the duties and responsibilities set forth hereunder to the reasonable satisfaction of the CEO. 1.3 The Company shall not control the manner or means by which you perform the Services, including but not limited to the time and place you perform the Services.

2 Pierson (May 2024) 1.4 While on the Company’s premises or using the Company’s equipment, you shall comply with all applicable policies of the Company relating to business and office conduct, health and safety, and use of the Company’s facilities, supplies, information technology, equipment, networks and other resources. 1.5 Unless otherwise agreed to in writing by the Consultant, the Consultant shall provide the Services required hereunder at the Company’s office in Dallas, Texas or such other location or locations upon which the Consultant and the Company mutually agree. 2. TERM. The term of this Agreement shall commence on May 20, 2024 (the “Effective Date”) and shall continue month to month until either (i) 30 days following the date in which a permanent Chief Financial Officer of the Company (other than yourself) commences employment with the Company, or (ii) you commence employment as the permanent Chief Financial Officer of the Company (the “Term”), unless terminated by either you or the Company (each referred to individually as a “Party” and collectively as the “Parties”) earlier in accordance with Section 10. 3. FEES AND EXPENSES. 3.1 As full compensation for the Services and the rights granted to the Company in this Agreement, the Company shall pay you: (i) $78,000 per month during the Term, on a bi- monthly basis (i.e., $39,000/twice month), (ii) subject to the achievement of certain milestones as determined by the Compensation Committee of the Company, a performance bonus of up to $150,000 (the “Performance Bonus”), which shall be paid (to the extent earned) in a lump sum once the milestones are achieved but no later than thirty (30) days following the end of the Term, (iii) to the extent that you are not selected as the permanent Chief Financial Officer of the Company and subject to your continued service with the Company to assist with the transition of the incoming Chief Financial Officer through the end of the Term, a bonus of $250,000 (the “Transition Payment”). You acknowledge that you will receive an IRS Form 1099-MISC from the Company, and that you shall be solely responsible for all federal, state, and local taxes, as set out in Section 4.2 3.2 You shall be entitled to reimbursement from the Company for all reasonable and documented “out-of-pocket” expenses related to travel and materials needed to perform the Services under this Agreement, provided that any single expense item in excess of $2,500 or monthly expense in excess of $10,000 in the aggregate shall require pre-approval by the Company, and Consultant shall provide appropriate documentation of all expenses. The determination of what expenses are “reasonable” is reserved to the Company’s sole discretion. 3.3 The Company shall pay the fees and expenses set forth in Sections 3.1 and 3.2 above, to the extent due and undisputed, within fifteen (15) days after the Company’s receipt of an invoice submitted by you to the Company’s Chief Legal Officer, Michael L. Hance, sent via e-mail to: mhance@forwardair.com. Each invoice must be submitted on the first (1st) and fifteenth (15th) of every month for the prior half month’s work. 3.4 Additional fees and expenses beyond those identified in Sections 3.1 and 3.2, if any, must be mutually agreed to in writing by the Parties.

3 Pierson (May 2024) 4. RELATIONSHIP OF THE PARTIES. 4.1 You are an independent contractor of the Company, and this Agreement shall not be construed to create any association, partnership, joint venture, employment or agency relationship between you and the Company for any purpose. You have no authority (and shall not hold yourself out as having authority) to bind the Company and you shall not make any agreements or representations on the Company’s behalf without the Company’s prior written consent. Notwithstanding the foregoing, you acknowledge that you will be installed as an interim officer of the Company and as such, will be required to execute all fiduciary duties in accordance with such position, subject to the acknowledgment that you will not be deemed an employee of the Company in such capacity. 4.2 Without limiting Section 4.1, you will not be eligible to participate in any vacation, group medical or life insurance, disability, profit sharing or retirement benefits, or any other fringe benefits or benefit plans offered by the Company to its employees, and the Company will not be responsible for withholding or paying any income, payroll, Social Security, or other federal, state or local taxes, making any insurance contributions, including for unemployment or disability, or obtaining workers’ compensation insurance on your behalf. You shall be responsible for, and shall indemnify the Company against, all such taxes or contributions, including penalties and interest. Any persons employed or engaged by you in connection with the performance of the Services shall be your employees or contractors and you shall be fully responsible for them and indemnify the Company against any claims made by or on behalf of any such employee or contractor. 5. INTELLECTUAL PROPERTY RIGHTS. 5.1 The Company is and will be the sole and exclusive owner of all right, title, and interest throughout the world in and to all the results and proceeds of the Services performed under this Agreement (collectively, the “Deliverables”) and all other writings, technology, inventions, discoveries, processes, techniques, methods, ideas, concepts, research, proposals and materials, and all other work product of any nature whatsoever, that are created, prepared, produced, authored, edited, modified, conceived or reduced to practice in the course of performing the Services or other work performed in connection with the Services or this Agreement (collectively, and including the Deliverables, “Work Product”), including all patents, copyrights, trademarks (together with the goodwill symbolized thereby), trade secrets, know-how, other confidential or proprietary information and other intellectual property rights (collectively, “Intellectual Property Rights”) therein. You agree that the Work Product is hereby deemed “work made for hire” as defined in 17 U.S.C. § 101 for the Company and all copyrights therein automatically and immediately vest in the Company. If, for any reason, any Work Product does not constitute “work made for hire,” you hereby irrevocably assign to the Company, for no additional consideration, your entire right, title, and interest throughout the world in and to such Work Product, including all Intellectual Property Rights therein, including the right to sue for past, present, and future infringement, misappropriation, or dilution thereof. 5.2 To the extent any copyrights are assigned under Section 5.1, you hereby irrevocably waive in favor of the Company, to the extent permitted by applicable Law, any

4 Pierson (May 2024) and all claims you may now or hereafter have in any jurisdiction to all rights of paternity or attribution, integrity, disclosure, and withdrawal and any other rights that may be known as “moral rights” in relation to all Work Product to which the assigned copyrights apply. 5.3 Upon the request of the Company, during and after the Term, you shall promptly take such further actions, including execution and delivery of all appropriate instruments of conveyance, and provide such further cooperation, as may be reasonably necessary to assist the Company to apply for, prosecute, register, maintain, perfect, record, or enforce its rights in any Work Product and all Intellectual Property Rights therein. In the event the Company is unable, after reasonable effort, to obtain your signature on any such documents, you hereby irrevocably designate and appoint the Company as your agent and attorney-in-fact, to act for and on your behalf solely to execute and file any such application or other document and do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, or other intellectual property protection related to the Work Product with the same legal force and effect as if you had executed them. You agree that this power of attorney is coupled with an interest. 5.4 Notwithstanding Section 5.1, to the extent that any of your pre-existing materials are incorporated in or combined with any Deliverable, you hereby grant to the Company an irrevocable, worldwide, perpetual, royalty-free, non-exclusive license to use, publish, reproduce, perform, display, distribute copies of, prepare derivative works based upon, make, have made, sell, offer to sell, import and otherwise exploit such preexisting materials and derivative works thereof. The Company may assign, transfer and sublicense such rights to others without your approval. 5.5 As between you and the Company, the Company is, and will remain, the sole and exclusive owner of all right, title, and interest in and to any documents, specifications, data, know-how, methodologies, software and other materials provided to you by the Company (“Company Materials”), including all Intellectual Property Rights therein. You have no right or license to use, publish, reproduce, prepare derivative works based upon, distribute, perform or display any Company Materials except solely during the Term to the extent necessary to perform your obligations under this Agreement. All other rights in and to the Company Materials are expressly reserved by the Company. You have no right or license to use the Company’s trademarks, service marks, trade names, logos, symbols, or brand names. 5.6 You shall require each of your employees and contractors to execute written agreements containing obligations of confidentiality and non-use and assignment of inventions and other work product consistent with the provisions of this Section 5 prior to such employee or contractor providing any Services under this Agreement. 6. CONFIDENTIALITY. 6.1 You acknowledge that you will have access to information that is treated as confidential and proprietary by the Company, including without limitation trade secrets, financial and accounting information, information pertaining to forecasts, business operations and strategies, customers, pricing, marketing, finances, sourcing, personnel or operations of

5 Pierson (May 2024) the Company, its suppliers or customers or its acquisition prospects, in each case whether spoken, written, printed, electronic, or in any other form or medium (collectively, the “Confidential Information”). Any Confidential Information that you develop in connection with the Services, including but not limited to any Work Product, shall be subject to the terms and conditions of this Section 6. You agree to treat all Confidential Information as strictly confidential. Without the prior written consent of the Company, you agree not to disclose Confidential Information or permit it to be disclosed, in whole or part, to any third party, and not to use any Confidential Information for any purpose except in furtherance of the performance of the Services. You shall notify the Company immediately in the event you become aware of any loss or disclosure of any Confidential Information. 6.2 Confidential Information shall not include information that: (a) is or becomes generally available to the public other than through your breach of this Agreement; or (b) is communicated to you by a third party that had no confidentiality obligations with respect to such information. 6.3 Nothing herein shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order. You agree to provide written notice of any such order to an authorized officer of the Company within ten (10) days of receiving such order, but in any event sufficiently in advance of making any disclosure to permit the Company to contest the order or seek confidentiality protections, as determined in the Company’s sole discretion. 6.4 Notice of Immunity Under the Defend Trade Secrets Act of 2016 (“DTSA”). Notwithstanding any other provision of this Agreement: (a) You will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that: (i) is made: (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. (b) If you file a lawsuit for retaliation by the Company for reporting a suspected violation of law, you may disclose the Company’s trade secrets to your attorney and use the trade secret information in the court proceeding if you: (i) file any document containing the trade secret under seal; and

6 Pierson (May 2024) (ii) do not disclose the trade secret, except pursuant to court order. 7. REPRESENTATIONS AND WARRANTIES. 7.1 You represent and warrant to the Company that: (a) you have the right to enter into this Agreement, to grant the rights granted herein, and to perform fully all your obligations in this Agreement; (b) you are entering into this Agreement with the Company and your performance of the Services do not and will not conflict with or result in any breach or default under any other agreement to which you are subject; (c) you have the required skill, experience, and qualifications to perform the Services, you shall perform the Services in a professional and workmanlike manner in accordance with generally recognized industry standards for similar services, and you shall devote sufficient resources to ensure that the Services are performed in a timely and reliable manner; (d) you shall perform the Services in compliance with all applicable federal, state, and local laws and regulations; (e) the Company will receive good and valid title to all Work Product, free and clear of all encumbrances and liens of any kind; (f) all Work Product is and shall be your original work (except for material in the public domain or provided by the Company) and, to the best of your knowledge, does not and will not violate or infringe upon the intellectual property rights or any other right whatsoever of any person, firm, corporation or other entity. 7.2 The Company hereby represents and warrants to you that: (a) it has the full right, power and authority to enter into this Agreement and to perform its obligations hereunder; and (b) the execution of this Agreement by its representative whose signature is set forth at the end hereof has been duly authorized by all necessary corporate action. 8. INDEMNIFICATION. 8.1 You shall defend, indemnify and hold harmless the Company and its affiliates and their officers, directors, employees, agents, successors and assigns from and against all losses, damages, liabilities, deficiencies, actions, judgments, interest, awards, penalties, fines, costs and expenses of whatever kind (including reasonable attorneys’ fees) arising out of or resulting from: (a) bodily injury, death of any person or damage to real or tangible personal property resulting from your acts or omissions; or

7 Pierson (May 2024) (b) your breach of any representation, warranty or obligation under this Agreement. 8.2 The Company may satisfy such indemnity (in whole or in part) by way of deduction from any payment due to you. 9. RESTRICTIVE COVENANTS. As a material inducement for and condition to the Company’s willingness to enter into this Agreement, Consultant hereby agrees to be bound by the restrictive covenants set forth on Exhibit A hereto, which is hereby incorporated by reference as if fully set forth herein. The covenants set forth in Exhibit A hereto shall be in addition to, not in lieu of, and shall not impair or otherwise affect, any other restrictive covenant agreements by which the Consultant may be or may become bound for the benefit of the Company. 10. TERMINATION. 10.1 Prior to the end of the Term, you or the Company may terminate this Agreement without cause upon thirty (30) business days’ written notice to the other Party. In the event of termination pursuant to this clause, the Company shall pay you on a pro-rata basis any monthly fees then due and payable under Section 3.1(i) hereof for any Services completed up to and including the date of such termination, and any earned, but unpaid Performance Bonus payable under Section 3.1(ii) hereof. Unless otherwise determined by the Company, you shall forfeit your rights to any Transition Payment payable under Section 3.1(iii) hereof. 10.2 You or the Company may terminate this Agreement, effective immediately upon written notice to the other party to this Agreement, if the other party materially breaches this Agreement, and such breach is incapable of cure, or, with respect to a material breach capable of cure, the other party does not cure such breach within ten (10) business days after receipt of written notice of such breach. In the event of termination pursuant to this clause, the Company shall pay you on a pro-rata basis any monthly fees then due and payable under Section 3.1(i) hereof for any Services completed up to and including the date of such termination inclusive of amounts under Section 3.1(ii) and (iii). However, if you caused the breach, you shall forfeit your rights to any amounts payable under Section 3.1(ii) and (iii) hereof. 10.3 Upon expiration or termination of this Agreement for any reason, or at any other time upon the Company’s written request, you shall within five (5) business days after such expiration or termination: (a) deliver to the Company all Deliverables (whether complete or incomplete) and all hardware, software, tools, equipment and other materials provided for your use by the Company; (b) deliver to the Company all tangible documents and materials (and any copies) containing, reflecting, incorporating or based on the Confidential Information; (c) permanently erase all the Confidential Information from your computer systems and other electronic devices; and

8 Pierson (May 2024) (d) certify in writing to the Company that you have complied with the requirements of this clause. 10.4 The terms and conditions of Sections 4 through 13 shall survive the expiration or termination of this Agreement. 11. ASSIGNMENT. You shall not assign any rights, or delegate or subcontract any obligations, under this Agreement without the Company’s prior written consent. Any assignment in violation of the foregoing shall be deemed null and void. The Company may freely assign its rights and obligations under this Agreement at any time. Subject to the limits on assignment stated above, this Agreement will inure to the benefit of, be binding on and be enforceable against each of the Parties hereto and their respective successors and assigns. 12. GOVERNING LAW, JURISDICTION, AND VENUE. This Agreement and all related documents, including all schedules attached hereto, and all matters arising out of or relating to this Agreement, whether sounding in contract, tort or statute, are governed by, and construed in accordance with, the laws of the State of Tennessee (including its statutes of limitations), without giving effect to any conflict of laws provisions thereof that would require or permit the application of the laws of any jurisdiction other than those of the State of Tennessee. Any action or proceeding by either of the Parties to enforce this Agreement shall be brought only in any state or federal court located in the State of Tennessee, County of Greene. The Parties hereby irrevocably submit to the non-exclusive jurisdiction of these courts and waive the defense of inconvenient forum to the maintenance of any action or proceeding in such venue. 13. MISCELLANEOUS. 13.1 You shall not export, directly or indirectly, any technical data acquired from the Company, or any products utilizing any such data, to any country in violation of any applicable export laws or regulations. 13.2 All notices, requests, consents, claims, demands, waivers and other communications hereunder (each, a “Notice”) shall be in writing and addressed to the Parties at the addresses set forth on the first page of this Agreement (or to such other address that may be designated by the receiving party from time to time in accordance with this Section). All Notices shall be delivered by personal delivery, nationally recognized overnight courier (with all fees prepaid), facsimile or email (with confirmation of transmission), or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective only if (a) the receiving party has received the Notice and (b) the party giving the Notice has complied with the requirements of this Section. 13.3 This Agreement, together with any other documents incorporated herein by reference, and related exhibits and schedules, constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter; provided, however, that nothing herein modifies, supersedes, voids or otherwise alters Consultant’s confidentiality obligations set forth in that

9 Pierson (May 2024) certain Non-Disclosure Agreement dated May 16, 2024, between Consultant and Forward Air Corporation, which shall remain in full force and effect. 13.4 This Agreement may be amended, modified, or supplemented, and any of the terms hereof may be waived, only by a written document signed by each Party or, in the case of waiver, by the Party or Parties waiving compliance. 13.5 If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. 13.6 This Agreement may be executed in multiple counterparts and by facsimile signature or reproduction of a physical signature by electronic means, each of which shall be deemed an original and all of which together shall constitute one instrument. [Agreement Continued on Next Page]

10 Pierson (May 2024) If this letter agreement accurately sets forth our understanding, kindly execute the enclosed copy and return it to the undersigned. Very truly yours, FORWARD AIR, LLC /s/ Michael L. Hance Michael L. Hance Chief Legal Officer ACCEPTED AND AGREED: /s/ Jamie Pierson_______________ Jamie Pierson

S1-1 EXHIBIT A Restrictive Covenants 1. GENERAL. (a) During Consultant’s relationship with the Company and its Affiliates (as defined below), Consultant has learned, will learn, or has or will have access to, important proprietary information related to the Company’s Business (defined below). Consultant acknowledges that the proprietary customer, operations, financial, and business information that has been or will be learned or accessible has been and will be developed through the Company’s or its Affiliates’ expenditure of substantial effort, time and money; and together with relationships developed with customers and contractors, could be used to compete unfairly with the Company. The Company’s ability to sell its products and services on a competitive basis depends, in part, on its proprietary information and customer relationships, and the Company would not share this information, provide training or promote Consultant’s relationship with customers if the Company believed that it would be used in competition with the Company, which non-disclosure would cause Consultant’s performance and opportunities to suffer. Further, the value of the Company to any potential buyer will be based in part upon the restrictive covenants and commitments contained herein. Terms used herein but not otherwise defined in this Exhibit A shall have the meanings given to them in the letter agreement, by and between the Consultant and the Company to which this Exhibit A is attached (the Agreement”). Upon termination of the Agreement, for whatever reason, Consultant remains bound by the obligations set forth in this Exhibit A of the Agreement. It is understood and agreed that this Exhibit A shall survive the expiration or termination of the Agreement in accordance with its terms and the “Termination Date” for purposes of this Exhibit A shall not occur until the Consultant is no longer a service provider to the Company Group, regardless of the expiration or termination of the Agreement. In consideration of the Company’s willingness to enter into the Agreement, the Company providing Consultant with portions of its and its Affiliates’ Confidential Information and access to customers and good will, and other valuable consideration, the Company and Consultant agree: (b) DEFINITIONS: For purposes of this Exhibit A, the following terms shall have the meanings specified below: “Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company. For this purpose, “control” shall mean ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity, or the power to direct or cause the direction of the management and policies of the entity, by contract or otherwise. “Company’s Business” means the operations and business of the Company and its Affiliates of marketing, selling, brokering, intermediating, facilitating and/or providing or offering less-than-truckload, truckload, intermodal, freight forwarding, value-added warehousing, dedicated line haul, dedicated contract carriage, logistics or final

S1-2 mile delivery services, various modes of air, ground and sea transportation services, with emphasis on distribution services, white glove deliveries and time-definite deliveries. “Competing Business” means any Person (other than the Company and/or its Affiliates) providing or offering goods or services identical to or reasonably substitutable for the goods or services provided or offered by the Company’s Business at any time during Consultant’s service with the Company. “Confidential Information” means confidential, proprietary or other information not rising to the level of a trade secret relating to the Company’s and its Affiliates’ customers, operations, and finances or to the Company’s Business that derives value, actual or potential, from not being generally known to other Persons, including, but not limited to, technical or non-technical data, formulas, patterns, compilations (including compilations of customer information), programs (including fulfillment and marketing programs), devices, methods (including fulfillment methods), techniques, processes, financial data (including sales forecasts), or lists of actual or potential customers or suppliers (including identifying information about those customers), whether or not reduced to writing. Confidential Information includes information disclosed to the Company and its Affiliates by third parties that the Company or any of its Affiliates is obligated to maintain as confidential. “Customer” means any customer of the Company or any of its Affiliates who did business with the Company during the three-year period immediately prior to the Consultant’s Termination Date and with whom Consultant had business contact during such period as a result of Consultant’s work for the Company or about whom Consultant received trade secrets or Confidential Information during such period. “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, unincorporated organization or other entity. “Restricted Period” means a time period immediately following Consultant’s Termination Date equal to six (6) months. “Termination Date” means the date of Consultant’s termination of continuous service with the Company, whether such termination is voluntary or involuntary, or with or without cause. “Territory” means shall mean the United States of America, excluding Alaska and Hawaii, and the province of Ontario, Canada. Consultant acknowledges and agrees that the direct and indirect scope of Consultant’s duties and responsibilities and the breadth of the geography impacted by the Confidential Information to which the Consultant may be exposed during Consultant’s service with the Company are throughout the Territory. (c) TRADE SECRETS AND CONFIDENTIAL INFORMATION: Consultant shall not use or disclose the trade secrets of the Company or its Affiliates during the Consultant’s service with the Company or after the Termination Date. Consultant shall not use or

S1-3 disclose Confidential Information during the Consultant’s service with the Company or after the Termination Date for any reason, except in connection with the Consultant’s duties performed on behalf of the Company and its Affiliates. (d) NON-SOLICITATION OF CONSULTANT: During the Consultant’s service with the Company and the Restricted Period, within the Territory, Consultant will not either on the Consultant’s own behalf or on behalf of any third party, except on behalf of the Company, directly or indirectly, solicit, request or induce any person employed by the Company or any of its Affiliates with whom the Consultant had contact while providing service to the Company to (i) seek employment with or provide services to a Competing Business or (ii) terminate employment with the Company or any of its Affiliates for any reason. (e) NON-SOLICITATION OF CUSTOMERS: During the Consultant’s service with the Company and the Restricted Period, within the Territory, Consultant will not either on the Consultant’s own behalf or on behalf of any third party, except on behalf of the Company, directly or indirectly, (i) solicit, divert, take away, or accept, or attempt to solicit, divert, take away, or accept, the business of any Customer with respect to any products or services of the Company or any of its Affiliates that are included in the Company’s Business as conducted while Consultant provided service to the Company, or (ii) attempt to seek or cause any Customer to refrain, in any respect, from acquiring through the Company or any of its Affiliates any products or services included in the Company’s Business as conducted while Consultant provided service to the Company. (f) MUTUAL DISPARAGEMENT: Except to the extent allowed under applicable law, Consultant agrees to refrain from making any false, misleading or disparaging statements about the Company or any Affiliate, including its products, services, management, financial condition, capabilities, employees, customers, or other aspects of its business, and from acting in a manner that reasonably may be viewed as detrimental to the Company or any Affiliate’s best interests. During the term and through the Restricted Period, the Company shall not at any time make in any official statement, press release or public announcement, and shall instruct the Company’s Chief Executive Officer and all members of the Board of Directors to refrain from making, any false, misleading or disparaging statements about Consultant’s person, capabilities, work at the Company, prior employment history, etc., and from acting in a manner that reasonably may be viewed as detrimental to Consultant or his best interests. “Disparaging” statements are those that impugn the character, honesty, integrity, morality, business acumen, or abilities of the individual or entity being disparaged. Notwithstanding the foregoing, the Parties agree that nothing in this paragraph shall be deemed to prohibit Consultant from (i) generally describing Consultant’s work responsibilities at the Company when seeking future employment, (ii) engaging in activity protected by the National Labor Relations Act, including the right to discuss terms and conditions of service with former co-workers, as applicable, or (iii) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Consultant has reason to believe is unlawful. Nothing in this paragraph (or otherwise in this

S1-4 Agreement) is intended or shall be construed to suggest or imply that the Parties cannot provide truthful information in response to a government investigation, a court and/or administrative agency-issued subpoena, or other valid legal process. (g) DEFEND TRADE SECRETS ACT OF 2016. Consultant is also hereby notified, in accordance with the Defend Trade Secrets Act of 2016, that the Consultant will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. Consultant represents and warrants the Consultant has been notified by this Agreement that if the Consultant files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Consultant may disclose the Company’s trade secrets to his attorney and use the trade secret information in the court proceeding if the Consultant: (x) files any document containing the trade secret under seal; and (y) does not disclose the trade secret, except pursuant to court order. (h) OTHER BUSINESS ACTIVITIES. Consultant may be engaged as a member of the board of directors of other businesses, trades, professions or other activities which does not place Consultant in a conflict of interest with the Company; provided, that, during the Term, Consultant not be engaged in any business activities that do or may compete with the business of the Company without the Company's prior written consent. 2. ACKNOWLEDGEMENT AND INJUNCTIVE RELIEF. The Consultant acknowledges and agrees that the services to be rendered by the Consultant to the Company are of a special and unique character; that the Consultant will develop relationships with customers and Consultants and obtain knowledge and skill relevant to the Company’s industry, methods of doing business and marketing strategies by virtue of the Consultant’s service with the Company; and that the restrictive covenants and other terms and conditions of the Agreement (including this Exhibit A) are reasonable and reasonably necessary to protect the legitimate business interest of the Company. The Consultant further acknowledges that the amount of the Consultant’s compensation reflects, in part, the Consultant’s obligations and the Company’s rights under this Agreement; that the Consultant has no expectation of any additional compensation, royalties or other payment of any kind not otherwise referenced herein; that the Consultant will not be subject to undue hardship by reason of the Consultant’s full compliance with the terms and conditions of the Agreement or the Company’s enforcement thereof. In the event of a breach or threatened breach by the Consultant of this Exhibit A, the Consultant hereby consents and agrees that the Company shall be entitled to, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any

S1-5 bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief. 3. GOVERNING LAW/VENUE/WAIVER. The Parties agree that the law of the state in which the Consultant last resided or worked shall govern the interpretation, application, and enforcement of this Exhibit A, without regard to any choice of law rules of that or any other state and waive any defense, whether asserted by motion or pleading, that the venue specified by this section is an improper or inconvenient venue; provided that the Company may commence a legal proceeding in any other relevant jurisdiction for the purpose of enforcing its rights under this Exhibit A.